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                                                             EXHIBIT 23.1


                   CONSENT OF COOPER, SHUFFIELD & COMPANY

      Cooper, Shuffield & Company, independent auditors for Exsorbet Industries, Inc., consents to the use of any of its reports, notes, and financial statements filed with this report to be used or incorporated by reference into any future report, statement, filing, or schedule filed with the Securities and Exchange Commission, National Association of Securities Dealers, or any other governmental agency. Cooper, Shuffield & Company further consents to the use by incorporation in this filing of any of its reports, notes, and financial statements previously filed by Exsorbet Industries, Inc. with any report, statement or other filing with the United States Securities and Exchange Commission.


Dated: May 7, 1996

                                       COOPER, SHUFFIELD & COMPANY



                                       By: /s/ Dennis Cooper
                                          ---------------------------
                                          Authorized Agent